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                                                                   Exhibit 99.01


[TRANSMETA CORPORATION LOGO]

FOR IMMEDIATE RELEASE

For more information contact:

Mark R. Kent                                      Kristine Mozes
Transmeta Corporation                             Mozes Communications LLC
(408) 919-3000                                    (781) 652-8875


         TRANSMETA CORPORATION ACHIEVES LIMITED PRODUCTION OF ITS 90nm
            EFFICEON PROCESSOR AND UPDATES ITS THIRD QUARTER OUTLOOK

SANTA CLARA, CALIF., SEPTEMBER 10, 2004 - Transmeta Corporation (Nasdaq: TMTA), the leader in efficient computing, today announced that the Efficeon(TM) TM8800 has achieved limited production status after passing Transmeta's stringent quality and reliability requirements. Transmeta began limited production shipments of the Efficeon TM8800 earlier this month.

The Efficeon TM8800 is manufactured in a state-of-the-art 90nm CMOS process technology at Fujitsu Electronics Devices Group Akiruno Advanced Technology Center near Tokyo. By using this advanced process technology, the initial 90nm TM8800 shipments feature a maximum clock speed of up to 1.6GHz. In addition, 90nm technology also reduces die size and manufacturing costs.

"Our achievement of limited production status for our 90nm Efficeon TM8800 is a key milestone for Transmeta. We set aggressive goals for our 90nm program, and we have realized impressive results with our first products," said Matthew R. Perry, president and CEO, Transmeta Corporation. "Our new 90nm Efficeon with clock speeds of up to 1.6GHz offers a 60 percent frequency improvement over the previous 130nm 1.0GHz version."

UPDATED FINANCIAL OUTLOOK FOR THIRD QUARTER 2004

In conjunction with its announcement of limited production of its 90nm Efficeon TM8800 product, Transmeta also updated its financial outlook by announcing that its total revenue for the third quarter ending September 24, 2004 is now projected to be between $6.8 million and $7.5 million. This total includes projected product revenue of between $3.1 million and $3.8 million, and expected license revenue of about $3.5 million from Transmeta's first LongRun2(TM) licensing partner for the transfer of LongRun2 technologies. License revenue for the third quarter may vary depending upon final acceptance of Transmeta's completed deliverables.

This updated outlook compares with the Company's earlier projection, made in connection with the release of its second quarter results, that its third quarter revenue would be between $8.0 and $8.7 million, about $3.5 million of which was expected from Transmeta's first LongRun2 licensing partner for the transfer of LongRun2 technologies.

"Our achievement of limited production has enhanced our product position, but our current quarter sales will reflect our constrained product availability as we moved through our 90nm product qualification process," said Dr. Perry. "In addition, our sales will be significantly affected by softening demand in the enterprise sector and by our customers' product lifecycle-related transitions within their Transmeta-based product lines."
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The foregoing outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

Transmeta will report its third quarter 2004 results on October 20, 2004.

ABOUT TRANSMETA CORPORATION
Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions and specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.